UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________________

Date of report (Date of earliest event reported):  March 24, 2010

LAKE SHORE BANCORP, INC.
(Exact name of registrant as specified in its charter)

United States (State or other jurisdiction of incorporation)	000-51821 (Commission File Number)	20-4729288 (IRS Employer Identification No.)

125 East Fourth Street, Dunkirk, NY 14048
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On March 24, 2010, the Board of Directors of Lake Shore Bancorp, Inc. (the “Company”) approved Amended and Restated Employment Agreements between Mr. David C. Mancuso, Chief Executive Officer and President, and the Company and Lake Shore Savings Bank, effective April 3, 2010 (the “Agreements”).  The Agreements were amended and restated to address certain issues regarding Section 409A of the Internal Revenue Code of 1986 (“Section 409A”), to update the cash compensation component to reflect his current base salary for 2010, and to extend the term of the three-year agreements for one year, until April 2013.  Other than as described above, no other changes were made to the terms of Mr. Mancuso’s existing employment agreements.

The foregoing description of the Agreements is qualified in its entirety by reference to the text of the Agreements, which are filed herewith as Exhibits 10.1 and 10.2, and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between David C. Mancuso and Lake Shore Bancorp, Inc.

10.2	Amended and Restated Employment Agreement between David C. Mancuso and Lake Shore Savings Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, INC.

By:	/s/ Rachel A. Foley
Name:	Rachel A. Foley
Title:	Chief Financial Officer

Date: March 26, 2010